PROSPECTUS






         10,000,000 Class "A" Equity Units
         5,000,000 Class "B" Equity Units

    Continental Wellness Casinos Trust
         Equity Units Class "A"
         And
         Class "B" Equity Units

    All of the shares of Equity Unit (the "Equity Unit") offered hereby (the "Offering") are being offered by Continental Wellness Casinos Trust (the "Company").
    The Equity Unit will be traded on the NASDAQ SMALL CAPS BOARD Market under the symbol
    CWCT approval pending, the proposed sale price for the Common Stock on the Stock
    Market will be 11.00 per share in accordance with offering.

    Of the 15,000,000 shares of Class "A" offered hereby, 5,000,000 shares
    (the "Direct
    Shares") will be sold directly by the Company. No underwriting discount or commission will be paid on the Direct Shares. The 10,000,000 (the "Public Shares") will be offered by the several underwriters.

    See "Risk Factors" beginning on page 9 for a discussion of certain information that should be considered in connection with an investment in the Equity Units.

    NEITHER THE NEVADA STATE GAMING CONTROL BOARD NOR THE
    GAMING COMMISSION NOR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Price     Underwriting Discount (1)

    Proceeds to Company (2)

    Per Public Share    "A"  $11.00    $1.10     $9.90

    Per Public     "B"  $11.00    $11.00

    Total (3) $110, 000, 000 $55,000,000

    [S]

         (1) The Company has agreed to indemnify the several Underwriters against certain
    Liabilities, including liabilities under the Act of 1933, as amended. See "Underwriting".

         (2) Before deducting expenses payable by the Company estimated to be $16,500,000
         (3) The Company has granted the Underwriters a 30-day option to purchase in the aggregate up to 1,260,000 additional shares of Equity Units solely to cover over-
    allotments, if any. See "Underwriting". If the Underwriters exercise such option in full, full, the total Price, Underwriting Discount and Proceeds to Company will be
    $13,860,000    $1,386,000     $12,474,000
    respectively.

    The Public Shares are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Public Share subject to this offering will be made on or about June 30, 1998 at the offices of Continental Wellness
    Casinos Trust, 2205 Purple Majesty Court, Las Vegas, Nevada  89117-2747

    Continental Wellness
         Casinos Trust

    The date of this Prospectus is

      April 1, 1998
  3.

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE EQUITY UNIT AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKETING TRANSACTIONS
    IN THE EQUITY UNIT ON NASDAQ IN ACCORDANCE WITH RULE 10-B 6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING".

    PROSPECTUS SUMMARY

    The following summary is qualified detailed information and financial data, included notes thereto Appearing elsewhere in this Prospectus. The information in this Prospectus gives effect to the Company sale of securities but does not give effect to the exercise of any Class "B" Each prospective investor is urged to read this Prospectus in its entirety.

    THE COMPANY

      The Company in engaged in the mining development industry
  The Company
     will operate
      the casino Hotel and Casino upon receiving full approval from Nevada Gaming Control and the Casino will produce great revenues for the Company, if the Company is successful with this offering.

    The executive offices of the Company are located at 2205 Purple Majesty Court, Las
    Vegas, Nevada  89117-2747
    telephone  ( 702) 240-4408


    4.
    THE OFFERING

    Securities Offered:

    10,000, 000 Class "A" Stock are offered upon exercise of 5,000,000 Class "B" Stock
    Purchase "Class B" ("Class B"). The "Class B" will be distributed pro-rata to all shareholders of record as of the date of this Prospectus, on the basis of one "B" for each four shares held as of such date. See "Description of Securities" and "Plan of Distribution."

    Equity Unit Outstanding Before Offering.... 90,250,877

    Common Stock Outstanding After Offering  105,250,877..

    Use of Proceeds

    The net proceeds of this offering, estimated to be 150,000,000 if all the "Class B" are exercised, will be used to retire working capital indebtedness, pay marketing costs, and for working capital purposes. See "Use of Proceeds".

    Risk Factors

    Investments in the securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Use of Proceeds".

    Electronic Bulletin Board Symbol CWCT (applied for) The company has never operated a Hotel and Casino Property.
  likely give them a controlling interest
    in the Company's
      Equity Unit and the ability to
    elect the entire Board of Trustee  See "Principal Stockholders."

    6. Investment by Current Stockholders. The Company's current stockholders purchased their 90,250,877 shares of Equity Unit for aggregate consideration of cash and services or
    $0.25 to $7.00 per Unit.  These stockholders do not intend to contribute additional
    amounts of cash or other property to the Company in the future.

    7. Limited Public Market. The market for the Company's Equity Unit has been limited and sporadic, and there can be no assurance that a trading market will develop following this offering, or if such a trading market develops, that it will be sustained. No person has agreed to make a market in the Equity Unit and market making activities could be discontinued at any time.

    8. Dilution. Purchasers of the Shares of Accrued by this Prospectus will experience immediate and substantial dilution in that the net tangible value of the Equity Unit outstanding after the offering will be substantially less than the per share public offering price of the Shares offered hereby. See "Dilutions".

    9. Shares Eligible for Future Sale. Upon sale of the 15,000,000 Shares offered hereby, the
    Company will have outstanding 100,250,877 Class "A" of Equity Unit., including
    72,661,029 shares of Common Stock which are "Restricted Securities," as defined under
    Rule 144 promulgated under the Securities Act of 1933. Such shares will be subject to resale restrictions and will be ineligible for sale in the public market until June 1955, after which sales may be mode pursuit to Rule 144 under the Securities Act. Sales of substantial amounts of the Equity Unit of the Company in the public market could adversely affect prevailing market prices. See "Description of Securities Shares Eligible for Future Sale."

    10. Foreign Operations. The Company does not conduct any foreign operations or business outside of the United States.

    11. Current Registration Statement and Blue Sky Qualification Required of Warrants. In order for a holder of

    7.
    a Class "B" to exercise it there must be a current registration statement on file with the
    Securities and Exchange Commission and various state security regulatory authorities to continue registration of the Shares underlying the Class "B" The Company has undertaken to keep (and intends to keep) the registration statement filed in connection with this offering effective with respect to the

    Class "B" with the Securities and Exchange Commission and state securities authorities for so long as the Class "B" remain exercisable. However, maintenance of an effective registration statement will subject the Company to substantial continuing expenses for legal and accounting fees and there can be no assurance the Company will be able to maintain a current registration statement until July 31, 1998 when the Class "B" expire. Moreover, Blue Sky Qualification of the Class "B" and the underlying shall be undertaken only in those states in which the Company's shareholders reside as of the date of this prospectus. if the Class "B" to register the Shares underlying the Class "B" in all states Class "B" holders reside, unless the cost of such registration, in relation to the number Class "B" potentially exercisable, is clearly disproportionate. In addition, due to the Company's limited history or operations, it is possible that one or more states where
    Class "B" holders reside will not permit registration of the underlying Shares until a favorable history of operations can be demonstrated or other criteria complied with. The value of the Class "B" may be affected adversely by the Company's inability to maintain an effective registration statement with respect to the underlying Shares or by the - non-qualification of the underlying Shares in the state of such holders or a partial purchasers residence. Holders of Class "B" may contact the Company in order to ascertain the states in which the Shares underlying the Class "B" will be qualified for sale.

    12. Arbitrary Offering Price. The exercise price and other terms of the Class "B" have been determined arbitrarily by the Company and do not bear any relationship to the assets, results of operations, or book value of the Company, or any other established criteria of value. Purchasers of the Shares underlying the Class "B" will be exposed to a substantial risk of a decline in the market price of the Equity Unit after this offering, if a market develops. See "Plan of Distribution" The Company, is applying for listing on NASDAQ Small Caps Market.

    While many NASDAQ stocks are covered by the definition of Penny Stock, transactions in NASDAQ stock are exempt from all but the sale market maker provision for (1) issuers who have $2,000,000 in tangible assets
   ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer,. In addition, transactions in NASDAQ security directly with the NASDAQ market maker for such securities, are subject only to the sole market disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.


    Finally, all NASDAQ securities are exempt if NASDAQ raises its requirements for continued listings so that any issuer with less than $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the recent increase in NASDAQ'S maintenance requirements. For as long as Company's securities are subject to the rules of Penny Stocks, the market liquidity for the Company's securities will be severely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market.

    13. Risks Low priced Stocks. The Equity Unit is not eligible for quotation on the Automated Quotation System of the National Association of Securities Dealers, Inc. ("NASD").

    In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common
  dividing the
    net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock
    At December 31, 1997 the Company's Equity Unit had a net tangible book value of $2,172,649,000 or $24,073 share. After giving effect to the receipt of the net proceeds from the sale of all Shares offered hereby, at a public offering price of $11.00 per Share, the pro forma net tangible book value of the Company at December 31, 1997 would have been $ 2,022,649,000 or $22,411 per share, representing an immediate increase in net tangible book value of $150,000,000 share to the present stockholders, and immediate dilution of 1,662 public investors. The following table illustrates diluting to public investors on a per share basis, assuming all Class "B" are exercised. To the extent less than all are exercised, net proceeds to the Company will be less and dilution to investors in this offering will be proportionately greater. The actual shares after dilution will be $1, 662 per share. The shares will be free trading shares and not subject to Rule 144.

    The procedure after the Dilution factor will be that the net asset value of the shares will be reduced from $24,072 to $22,411 per Unit Public offering price share....$11.00 Net tangible book value per share before offering....$24,073 decrease per share attributable to public investors....$2,005

    12.    Pro forma net tangible book value per share after
    offering....$24,073 Dilution per share to public investors....$2,005

    The following table sets forth with respect to the present stockholders and public Investors a comparison of the number of shares of Equity Unit owned by the present stock Holders, the number of shares of Equity Unit to be purchased from the Company by the purchasers of the 15,000,000 Shares offered hereby and the respective aggregate consideration paid to the Company and the average price per share.

    The present stockholders will not be considered under this offering in accordance with Act of 1933.


    13.
    Stock
    Holders   Shares    Percentage     Total

         Purchased of Total  Consideration  Percent Of
    Total Consideration
         Present        Shares    Average
    Price Per Share
         Stock

    holders   10,000,000     Class "A" 100% $110,000,000   100%

         5,000,000 Class "B" 100% $55,000,000    100%
    $11.00
         Public
         Investors 10,000,000     Class "A" 100% $110,000,000   100%

         5,000,000 Class "B" 100% $55,000,000    100%
    $11.00


    Public Investors will be purchasing the shares and present stockholders will be purchasing the Class "B".

    MARKET PRICE OF EQUITY UNIT

    The Equity Unit has traded on the "pink sheets" maintained by the National Association of Securities Dealers (NASD) under The National Quotation Bureau, Inc. since April 5, 1990. The following table gives the high and low bid prices since April 5, 1990, as reported by the market makers of the

         These prices are without retail mark up of markdowns and commissions, and may not reflect actual transactions. The Company does not believe that trading of its Equity Unit currently is reflective of an established trading market.
  The Equity Unit does not currently trade. As of December 31, 1997, there were approximately 575 holders of Company common stock. No trading or volume is available because the shares have not been trading since 199

    USE OF PROCEEDS
    If all 15,000,000 Class "B" are exercised, of which there can be no assurance, the net proceeds to the Company will be approximately $148,500,000 after deducting offering expenses of approximately $16,500,000. The Company intends to utilize the net proceeds during the 12-month period following the offering as follows. If less than all of the Class "B" are exercised, the proceeds of this offering will be spent first to purchase equipment, and for consolidation of assembly operations and then pro rata for the other purposes set forth herein.
  pay down its
    note.

    Pending use of all the proceeds, the Company will make temporary investments of the proceeds, including but not limited to interest bearing savings accounts, certificates of deposit, money market and other liquid assets.

    The foregoing list of expenditures is an estimate and will vary due to changing circumstances such as variations in additional contracts which may be acquired. Any change in the application of proceeds will occur solely in the discretion of the Company's Board of Trustees.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

    CONDITION

    AND RESULTS OF
    OPERATIONS

    Summary of significant Nature of the Business Continental Wellness Casinos Trust, a Colorado Real Estate Investment Trust was organized on
    October 29, 1974. The company is engaged in the discovery and development of precious metals mining properties located in Quincy, Plumas
  No
    material changes from period to period.

    No seasonal aspects that will affect the financial condition or results of operations.

    20.
    BUSINESS

    The Basic Plan

    A. Basic Strategy - Wellness-Resort and Casino, Las Vegas, Nevada is a Wholly owned subsidiary of Continental Wellness Casino Trust, a publicly traded Trust (CWCT) which operates a life Extension Club where the members are rained in how to live a longer life and a
                            28.

    PRINCIPAL STOCKHOLDERS

    Grand American Bank Trust owns 60% of the Company's Class "A" Equity Unit as of December 31, 1997.



         Name and Address Number  Percent Before Percent After
    Of
         Beneficial Owner of Shares Offering

         Grand American Bank Trust     63,008,512 (1) 60%  54%
    Estate Trust Organization     Class "A" Equity Unit.
         Geneva, Switzerland

    Frank Coberly  10,806,960 (1) 12%  11%
         950 N. Cascade Dr. Apt. 201   Class "A"
         Woodburn, OR 97071-3152

    V.G. Kelly & D. Kelly Trust   3,130.933(2) 3.5%   3.2%
         936 West 21 st. Street        Class "A"
         Santa Ana, CA 92706

    Joseph Witzman 3,266,960 (3)  3.6% 3.3%
         5946 Soledad Mountain Road    Class "A"
         La Jolla, CA 92037


         Forbes Family Trust 2,000,000 (2)  2.2%      2%

         All the Officers and Trustees own no Equity Units.

    Directors as a group

    [S]

    29.
    (1) Purchase for cash equivalent

    (2) Purchase by surrendering debt of the company.
    (3) Purchase with cash and part given as gift.

    CERTAIN TRANSACTIONS

    The Company is authorized to issue 50,000,000 shares of no par value Class "B" shares. The Company gave authority to its Board of Directors to issue such Class "B" stock in one or more series, and to fix the number of share" in each series, and all designations, relative rights, preferences and limitations of the stock issued in each series. As of April
    13, 1994, the Board of Trustees have exercised the authority granted.

    The Company issued to Joseph Witzman 3,266,960 Class "B" Equity Unit of no par value in exchange for the cancellation of some of the Company debt and said Class "B" Equity Unit were restricted shares that bear a ledger and are subject to the provisions of Securities and Exchange Commission
    Rule 144. The holder of said securities has promised to abide by the restrictions of Securities and Exchange Commission Rule 144.

    The Company also issued to Joseph Witzman 3,266,960 Class "A" Equity
    Unit shares of $.003 par value in exchange of the cancellation of the balance of the Company debt and said Class "A" Equity Unit were restricted shares that bear a ledger and are subject to the provisions of Securities and Exchange Commission Rule.

                CONTINENTAL WELLNESS CASINOS TRUST

         FINANCIAL DATA:

    Report    of Luis R. Hidalgo, CPA
         Audited Financial Statements

    Report    of Luis R. Hidalgo, CPA Audited Financial

    Statements
         Consolidated Balance Sheets as of December 31, 1997

         and October 31, 1996 audited as of March 15, 1998.

    Continental Wellness Casinos Trust

    Financial Data:

    Report of Luis R. Hidalgo, CPA
         Audited Financial

    Statements:


    Consolidated Balance Sheets an of December 31, 1997 and October 31, 1996 audited as of March 15, 1998.

    Statement of Stockholder's Equity:

    Notes to the Consolidated Financial Statement:








































    (organization) (Code Number)

    2205 Purple Majesty Court, Las Vegas, Nevada  89117-2747
    Telephone Number (702) 240-4408 Fax Number (702) 240-4345
    (Address and telephone number of principal executive offices)

         Rick Eriksen , 2205 Purple Majesty Court, Las Vegas, Nevada  89117-2747

    (Name, address and telephone number of Agent for services)

         Fred Cruz, 2205 Purple Majesty Court, Las Vegas, Nevada 89117-2747, Telephone Number: (702) 240-4408
  offering  Fee

    offering Price  security



         Par Value Equity Unit Price

         Equity Stock Class "A"   10,000,000     $0.003    $11.00
    $110,000,000

         Equity Stock Class "B"   5,000,000      No par    $11.00
    $55,000,000
         Equity Stock, Class "A"  Equity Stock Class "B"
         $.003 par value     No Par Value
    $110,000,000   $55,000,000

         Total..........

    $165,000,000

    (1)  Estimated solely for the purpose of
    calculating
         the registration fee.

    (2)  Represents Equity Units of Stock Purchase Class "A"
         Class "B"

         The (Class "B") to be distributed pro-rata to the Buyer of Class "A"
         Equity Units
    or
         Shareholders of the Company on the effective date of June 30, 1998

         This Registration Statement, at the rate of one

         Class "B" for each four shares of Equity Units Class "A" Stock purchased.

    (3)  Represents Class "A" shares of Equity Units of Stock, par Value of
         $0.003 per share, issuable upon exercise Of the Also registered hereunder
  10,000,000 Equity Units Class "A"  5,000,000 Equity Units
         Class "B"
         Continental Wellness Casinos Trust, a Colorado organization
         (the "Company"), issuable upon exercise of 10,000,000 shares of its class "A" stock, par value $0.003 per share (the "Equity Stock"), issuable upon exercise of 10,000,00 Equity Stock Purchase
         Class "A"("Units" ) being distributed to the purchasers of the Company at the rate of one Class "B" for each four shares owned of Class "A" on the date of this Prospectus. Each Class "A" entitles the holder to receive one share of Class "B" Unit at a price of $11.00 per share of the Class "A" Equity Units Shares, commencing on the date of this Prospectus, until July 31, 1998.

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
    DILUTION. THE COMPANY HAS ENGAGED IN NO OPERATIONS TO DATE. AN
    INVESTMENT IN THE SECURITIES OF THE COMPANY IS HIGH SPECULATIVE
    AND SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD A
    LOSS OF THEIR ENTIRE INVESTMENT. See "Risk Factors" and "Dilution".

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
    COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
    OFFENSE.



         2

         Price to Public Proceeds Underwriting
         Proceeds
              And Commissions

    (1)  to Company (2)


         Per Share $11.00    $--

         $11.00

         Total     $165,000,000
    $--
         $165,000,000

    Only $55,000,000 will be regenerated from purchase of the Class "B" only.

    (1) The Shares are being offered on a straight best efforts, no premium basis by the Company upon exercise of the Class "B" No person has agreed to exercise any Class "B" to purchase or to take down any of the Shares.
    There can be no assurance that any or all of the Class "B" will be exercised. The Company has the right to reduce the exercise price of the Class "B" at any time. The Company may extend the Class "B" exercise period until one year from the date of this Prospectus, and may vary the terms off the Class "B" in any extension period.

    (2) Before deducting approximately $16,500,000 legal, accounting and other expenses of the offering.

    The date of this Prospectus is March 31, 1998.

      ADDITIONAL INFORMATION
  Gaming Control and the Casino will produce great revenues for the Company, if the Company is successful with this offering.

    The executive offices of the Company are located at 2205 Purple Majesty
    Court, Las Vegas, Nevada 89117-2747, Telephone:  (702) 240-4408.

    THE OFFERING

    Securities Offered:

    10,000,000 shares of Class "A" are offered upon exercise of 5,000,000
    Equity Units shares of stock (Class "B"). The-Class "B" will be distributed pro-rata to all shareholders of record as of the date of this Prospectus, on the basis of one Unit for each four shares held as of such date. See "Description of Securities 11 and "Plan of Distribution."

    Equity Units Outstanding Before Offering.... 90,250,877 Class "A" Equity
    Units.

    Equity Units Outstanding Before Offering.... 5,266,960 Class "B" Equity
    Units
    Equity Units Outstanding After Offering 100,250,877 Class "A" Equity Units

    Equity Units Outstanding After Offering...10,266,960 Class "B" Equity Units
    Use of Proceeds

    The net proceeds of this offering, estimated to be $150,000,000 if all the Class "B" are exercised, will be used to retire working capital indebtedness, pay marketing costs, and for working capital purposes. See
    "Use of Proceeds".

    Risk Factors

    Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Use of Proceeds".

    5. Control by Insiders. At the completion of this offering, directors and officers of the Company and other principal stockholders and their families will own 60% of the shares of the Company's outstanding Equity Units, or approximately 54,050,000 of the outstanding voting stock, which will likely give

              1 0

    them a controlling interest in the Company's Equity Units and the ability to elect the entire Board of Directors. See "Principal Stockholders. "

    6. Investment by Current Stockholders. The Company's current stockholders purchased their 90,250,877 shares of Common Stock for aggregate consideration of cash and services or $.25 to $7.00 Unit. These stockholders do not intend to contribute additional amounts of cash or other property to the Company in the future.

    7. Limited Public Market. The market for the Company's Equity Units has been limited and sporadic, and there can be no assurance that a trading market will develop following this offering, or if such a trading market develops, that it will be sustained. No person has agreed to make a market in the Equity Units and market making activities could be discontinued at any time.

    8. Dilution. Purchasers of the Shares offered by this Prospectus will experience immediate and substantial dilution in that the net tangible value of the Equity Units outstanding after the offering will be substantially less than the per share public offering price of the Shares offered hereby. See 11 Dilutions".

    9. Shares Eligible for Future Sale. Upon sale of the 10,000,000 Equity Units Shares offered hereby, the Company will have outstanding 100,250,877 Class "A" shares of Equity Units including 72,661,029 shares of Class "A" Equity Units which are "Restricted Securities," as defined under Rule 144 promulgated under the Securities Act of 1933. Such shares will be subject to resale restrictions and will be ineligible for sale in the public market until September 1, 1997, after which sales may be made pursuant to Rule 144 under the Securities Act. Sales of substantial amounts of the Equity Units of the Company in the public market could adversely affect prevailing market prices. See "Description of Securities--Shares Eligible for Future Sale."

    10. Foreign Operations. The Company does not conduct any foreign operations or business outside of the United States.

    II.  Current Registration Statement and Blue Sky Qualification
    Required of Equity Units. In order for a holder of a Unit to exercise it, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities regulatory authorities to continue registration of the Shares underlying the Equity Unit The Company has undertaken to keep (and intends to keep) the registration statement filed in connection with this offering effective with respect to the Units with the Securities and Exchange Commission and state securities authorities for so long as the Units remain execrable. However, maintenance of an effective registration statement will subject the Company to substantial continuing expenses for legal and accounting fees and there can be no assurance that the Company will be able to maintain a current registration statement until July 31, 1998.

    when the Class "B" expire. Moreover, Blue Sky Qualification of the Class "B" and the underlying Shall be undertaken only in those states in which the Company's shareholders reside as of the date of this prospectus. if the Class "B" are acquired in over the counter purchases or otherwise by residents of jurisdictions where the Shares underlying the Units were not registered or otherwise qualified for sale, such persons would not be able to exercise their Class "B" unless the Shares issuable thereunder were registered in the applicable jurisdiction or an exemption from such registration were available, of which there can be no assurance. The Company will use its best efforts to register the Shares underlying the Class "B" in all states where Class "B'' holders reside, unless the cost of such registration, in relation to the number of Class "B" potentially execrable, is clearly disproportionate.
    In addition, due to the Company's limited history or operations, it is possible that one or more states where Class "B" holders reside will not permit registration of the underlying Shares until a favorable history of operations can be demonstrated or other criteria complied with, The value of The Class "B" may be affected adversely by the Company's inability to maintain an effective registration statement with respect to the underlying Shares or by the nonqualification of the underlying Shares in the state of such holder's, or a partial purchaser's residence. Holders of Class "B" may contact the Company in order to ascertain the states in which the Shares underlying the Class "B" will be qualified for sale.

    12. Arbitrary Offering Price. The exercise price and other terms of the Class "B" have been determined arbitrarily by the Company and do not bear any relationship to the assets, results of operations, or book value of the Company, or any other established criteria of value. Purchasers of the Shares underlying The Class "B" will be exposed to a substantial risk of a decline in the market price of the Equity Units after this offering, if a market develops. See "Plan of Distribution" The Company is applying for listing.

    13. Risks of low priced Stocks. the Common Stock is eligible for quotation on the Automated Quotation System of the National Association of Securities Dealers, Inc. (NASDAQ)

    In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 15c2- 6 promulgated under the Securities Exchange Act of 1934 for non NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommended such securities to persons other than established customers and accredited investors generally institutions with assets in excess of $5,000,000 or individuals with an Ct worth in excess of $1,000,000 or an annul income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt this rule if the market price is at least $11.00 per share, or for Class "B" if the Unit have an exercise price of at least $11.00 per share.

    The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures related to the market for penny stocks and for trades in any stock defined as penny stock. The Commission has adopted regulations under such Act which would define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless except, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll free telephone number for inquiries about the broker/dealer's disciplinary history, and the customary rights and remedies in case of fraud intends 95% dividends to Equity Holders and 57 for the Company 's business operations. Since the Company may be required to obtain additional financing, it is likely that there are no restrictions on the Company's ability to declare any dividends. See "Market Price of Common Stock" and "Description of Securities."

    16. There is a risk factor because of the lack of experience in running a hotel or a wellness center. However the Company have a great number of highly experience hotel and casinos operators to accomplish all phases of these operations.

    DILUTION

    The difference between the public offering price per share of Equity Units and the pro form net tangible book value per share of Equity Units after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

    At December 31, l997 the Company's Equity Units had a net tangible book value of $2,172,649,000 or $24,073 a share. After giving effect to the receipt of the net proceeds from the sale of all Shares offered hereby, at a public offering price of $11.00 per Share, the pro forma net tangible book $22,411 of the Company at December 31, 1997 would have been $2,022,649,000 or $22,411 a share, representing an immediate increase in net tangible book value of $1,662 per share to the present stockholders, and immediate dilution of $1,662 per share to public investors. The following table illustrates dilution to public investors on a per share basis, assuming all Class "B" are exercised.  To
    the extent less than all Equity   are exercised, net proceeds to the
    Company will be less and dilution to investors in this offering will be
    proportionately greater.  The  actual shares    after dilution will be
    $20,710 per share. The shares will be free trading shares and not subject to Rule 144.

    The procedure after the Dilution factor will be that the net asset value of the shares will be reduced from $24,073 to $22,411 per share Equity Unit.
  of shares of Equity Units are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Equity
    Units have no cumulative voting rights. Holders of shares of Equity Units are entitled to share ratably in dividends, if any, as may he declared from time to time by the Board of Directors in its discretion, from funds legally available therefor. . In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. holders of Equity Units have no preemptive rights to purchase the Company's Equity Units There are no conversion rights or redemption or sinking fund provisions with respect to the Equity Units All of the outstanding shares of Equity Units are, and the shares offered by this Prospectus will be, fully paid and non-assessable.

    Class "B" Equity Units

         The Equity Units Purchase Class "B" (the "Class "B") are to be issued in fully registered form. Class "B" will be distributed to each shareholder of record on the effective date of this Prospectus at the rate of one
    Class "B" for each four shares owned. The following discussion of the Warrants does not purport to be complete and is qualified in its entirety by references to the form of Class "B" copy of which is filed as an exhibit to the Registration Statement. See "Additional Information."

    The holder of each Class "A" is entitled to purchase one share of Class "B" at an exercise price of $11.00, at any time until July 31, 1998 provided that at such time a current prospectus relating to the Equity Units is in
    effect and the   is qualified for sale or exempt from qualifications
    under applicable state securities laws. The Class "B" are immediately transferable upon issuance. The Company may in its sole discretion reduce the exercise price or extend the exercise period for the Class " B" Equity Units.

    The Class "B" may be exercised upon surrender of the certificate therefor on or prior to the expiration date at the offices of the Company with the form of "Election to Purchase" on the reverse side of the certificate filled out and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the
    Company) of the full exercise price for the number of   being exercised.

    No Class "B" have been issued as of the date of this offering.

    The Class "B" contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets at less than market value, sale of stock at below market price, and for other unusual events (other than employee benefit and stock option plans for employees or consultants to the company.)

    The holders of a Class "B" will not posses any rights as a stockholder of the Company unless and until he exercises a Equity Unit Class "B".

    Other than as set forth, above, there are no options or Class "B" presently outstanding for shares of the Equity Units.

    The transfer agent for the common stock and the warrant agent is American Securities Transfer, Inc., P.O. Box 1596, Denver, Colorado 80201.



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